Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 for MB Software Corporation, of our report dated March 28, 2008, relating to the December 31, 2007 financial statements of MB Software Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".




/s/ Pritchett, Siler & Hardy, P.C.
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PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
April 10, 2008